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                                                                       EXHIBIT A

                                                                  Conformed Copy

                             JOINT FILING AGREEMENT

We, Telenor East Invest AS, Telenor Communication AS (formerly known as Telenor
AS) and Telenor ASA, the signatories of the amendment to the statement on
Schedule 13D to which this Agreement is attached, hereby agree that such amendment is filed jointly on behalf of Telenor East Invest AS, Telenor Communication AS and Telenor ASA. Any subsequent amendments thereto filed by any of us will be filed jointly on behalf of Telenor East Invest AS, Telenor Communication AS and Telenor ASA. Telenor East Invest AS and Telenor Communication AS hereby agree that the joint filing agreement dated March 31, 2000 between them is hereby terminated, and that such Agreement shall be replaced by this Joint Filing Agreement.


Dated: October 12, 2000                    TELENOR EAST INVEST AS

                                           By /s/ Henrik Torgersen
                                              --------------------
                                               Henrik Torgersen
                                               Attorney-in-Fact


                                           TELENOR COMMUNICATION AS

                                           By /s/ Tormod Hermansen
                                              --------------------
                                               Tormod Hermansen
                                               President and
                                               Chief Executive Officer


                                           TELENOR ASA

                                           By /s/ Tormod Hermansen
                                              --------------------
                                               Tormod Hermansen
                                               Chief Executive Officer

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